Exhibit 10.2
AMENDMENT NO. 1 TO THE
HEWLETT PACKARD ENTERPRISE COMPANY
2015 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 (the “Amendment”) to the Hewlett Packard Enterprise Company 2015 Employee Stock Purchase Plan, as amended and restated (the “Plan”) is adopted by the Board of Directors (“Board”) of Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”) on February 6, 2025. This Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2025 annual meeting.

WHEREAS, the Plan was adopted, upon receipt of approval by the Company’s stockholders, effective as of October 8, 2015 and was most recently amended and restated July 18, 2018.

WHEREAS, the Board desires to further amend the Plan, subject to approval of the Company’s stockholders, to extend the term of the Plan; and

WHEREAS, if the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 13.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“13.1. The Plan shall continue in effect until April 2, 2035, unless otherwise terminated earlier in accordance with Section 13.2.”

Except as expressly set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.